Exhibit 99.1

CONTACT:	Investor Relations 404-715-2170 Corporate Communications 404-715-2554, media@delta.com

Delta Air Lines Announces September Quarter Profit

ATLANTA, Oct. 22, 2013 – Delta Air Lines (NYSE:DAL) today reported financial results for the September 2013 quarter. Highlights from the quarter include:

•	Delta’s net profit for the September 2013 quarter was $1.2 billion, or $1.41 per diluted share, excluding special items[1]. This result is a $444 million improvement year-over-year.
•	Including $157 million in special items, Delta’s GAAP net income was $1.4 billion, or $1.59 per diluted share.
•	The company began returning capital to shareholders, with $100 million in share repurchases and $51 million in dividend payments.
•	September quarter results include $249 million of profit sharing expense in recognition of Delta employees’ contributions to the company’s financial performance.
•	Delta generated $1.2 billion of operating cash flow and $627 million of free cash flow in the September 2013 quarter, and ended the period with adjusted net debt of $9.9 billion.

“Delta’s outstanding financial results, operational performance and customer service this quarter reflect the hard work of 80,000 Delta employees worldwide,” said Richard Anderson, Delta’s chief executive officer. “These results reflect the progress we’ve made over the last five years, and we have even more exciting opportunities ahead of us as we build a better airline for our customers, employees and investors.”

Revenue Environment

Delta’s operating revenue improved $567 million in the September 2013 quarter compared to the September 2012 quarter. Traffic increased 2.1 percent on a 2.6 percent increase in capacity.

•	Passenger revenue increased 6.7 percent, or $581 million, compared to the prior year period. Passenger unit revenue (PRASM) increased 4.0 percent year over year with a 4.5 percent improvement in yield.
•	Cargo revenue decreased 6.1 percent, or $15 million, on declining freight yields.
•	Other revenue was flat year over year as growth in Delta’s third-party staffing business revenues offset a decline in third-party maintenance revenues.

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Comparisons of revenue-related statistics are as follows:

		Increase (Decrease) 3Q13 versus 3Q12
Passenger Revenue	3Q13 ($M)	Change YOY	Unit Revenue	Yield	Capacity
Domestic	$4,121	10.7	7.7%	8.9%	2.7%
Atlantic	1,853	9.0%	5.6%	4.3%	3.2%
Pacific	1,044	(5.0)%	(4.2)%	(3.9)%	(0.8)%
Latin America	548	16.0%	1.6%	2.1%	14.1%
Total Mainline	7,566	8.2%	4.9%	5.2%	3.2%
Regional carriers	1,688	0.5%	2.2%	4.9%	(1.6)%
Consolidated	$9,254	6.7%	4.0%	4.5%	2.6%

“The momentum we have built by running an outstanding operation and investing in our product and people enabled a 7 percent revenue growth, with particularly strong performance in Atlanta, New York and London,” said Ed Bastian, Delta’s president. “The revenue environment appears solid through the end of the year, including strong holiday bookings, and we expect to continue to build on the revenue premium we deliver versus the industry.”

Cost Performance

Total operating expense in the quarter increased $312 million year-over-year driven by higher volume- and revenue-related expenses; the impact of operational, service and employee investments; and $75 million higher profit sharing expense. These cost increases were partially offset by the savings from Delta’s structural cost initiatives. Non-operating expense declined as a result of lower interest expense and a $40 million benefit for the portion of Virgin Atlantic’s September quarter profit attributable to Delta’s ownership stake.

Consolidated unit cost excluding fuel expense, profit sharing and special items (CASM-Ex2), was 1.1 percent higher in the September 2013 quarter on a year-over-year basis, driven by the impact of wage increases and operational and service investments. GAAP consolidated CASM increased 1.0 percent.

Fuel expense, excluding mark-to-market adjustments, declined $81 million as a result of lower market fuel prices and better settled hedge performance. Delta’s average fuel price3 was $2.97 per gallon for the September quarter, which includes $0.06 in hedge gains. On a GAAP-basis, fuel expense for the September quarter increased $74 million year-over-year, driven by lower mark-to-market gains on hedges.

For the September quarter, operations at the Trainer refinery produced a $3 million profit. While lower crack spreads pressured results at the refinery, they also reduced market jet fuel prices and helped lower Delta’s overall fuel expense.

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Cash Flow

Cash from operations during the September 2013 quarter was $1.2 billion, driven by the company’s September quarter profit. The company generated $627 million of free cash flow.

Capital expenditures during the September 2013 quarter were $635 million, including $450 million in fleet investments and $61 million for the purchase of 12 aircraft off lease. During the quarter, Delta’s debt maturities and capital leases were $430 million.

In the September quarter, the company began returning capital to shareholders. On Sept. 10, the company paid $51 million to shareholders, which represents the $0.06 per share quarterly dividend declared earlier in the year. In addition, the company repurchased 4.8 million shares at an average price of $20.82 for a total of $100 million. The company has $400 million remaining of the $500 million share repurchase plan authorized by Delta’s Board of Directors in May.

Delta ended the quarter with adjusted net debt of $9.9 billion and the company has now achieved over $7 billion in net debt reduction since 2009. This debt reduction strategy produced a $33 million year-over-year reduction in interest expense in the September quarter. As of September 30, 2013, Delta had $5.8 billion in unrestricted liquidity, including $4 billion in cash, cash equivalents and short-term investments, and $1.8 billion in undrawn revolving credit facilities.

“The $1.8 billion in free cash flow we have generated so far this year has allowed us to achieve our initial $10 billion debt target and start down the path toward our new $7 billion target,” said Paul Jacobson, Delta’s chief financial officer. “With consistently solid cash generation, we are moving forward with our plan to return capital to shareholders while continuing to invest in the company and strengthen our balance sheet.”

Company Highlights

Delta has a strong commitment to its employees, customers and the communities it serves. Recent Delta highlights include:

•	Recognizing the achievements of Delta employees toward meeting the company’s financial and operational goals with $456 million of incentives so far this year, including $387 million in profit sharing expense and $69 million in Shared Rewards payments;
•	Significantly improving its operational performance, resulting in an on-time arrival rate of 83 percent and a 99.8 percent completion factor so far this year. This completion factor performance includes 40 days of 100 percent mainline completion factor;
•	Receiving final approval from the U.S. Department of Transportation for Delta’s joint venture with Virgin Atlantic Airways with a grant of anti-trust immunity. The joint venture will allow the airlines to deepen their cooperation, offering more flight choice for travelers on both sides of the Atlantic and improving the travel options for business customers in the New York to London market;

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•	Equipping Delta’s crews with enhanced technology by providing all flight attendants new Windows Phone 8 handheld devices that will streamline on-board purchasing and improve the customer experience and also announcing plans to provide Delta’s 11,000 pilots with the Microsoft Surface 2 tablet, allowing pilots more efficient access to real-time flight information; and
•	Continuing to support the communities we serve through Delta’s Force for Global Good, including raising nearly $7 million since 2005 for the Breast Cancer Research Foundation and furthering the foundation’s goal of breast cancer awareness with Delta’s Pink Plane, a 767-400 dedicated to Evelyn Lauder and featuring BCRF’s trademarked pink ribbon logo on the tail of the aircraft.

Special Items

Delta recorded special items totaling a $157 million gain in the September 2013 quarter, including:

•	a $285 million gain for mark-to-market adjustments for fuel hedges settling in future periods; and
•	a $128 million charge for facilities, fleet and other items, primarily associated with Delta’s domestic fleet restructuring.

Delta recorded special items totaling a $279 million gain in the September 2012 quarter, including:

•	a $440 million gain for mark-to-market adjustments for fuel hedges settling in future periods;
•	a $39 million gain associated with the exchange of slots at New York-LaGuardia and Washington-Reagan National;
•	a $12 million loss on extinguishment of debt;
•	a $66 million charge for severance and related costs; and
•	a $122 million charge for facilities, fleet and other, including charges resulting from the closure of Comair.

December 2013 Quarter Guidance

Following are Delta’s projections for the December 2013 quarter.

4Q 2013 Forecast

Operating margin	7 – 9%
Fuel price, including taxes, settled hedges, and refinery impact	$3.03 – $3.08

4Q 2013 Forecast (compared to 4Q 2012)

Consolidated unit costs – excluding fuel expense and profit sharing	Up ~2%
System capacity	Up 1 – 3%
Domestic	Up 1 – 3%
International	Up 2 – 4%

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Other Matters

Included with this press release are Delta’s unaudited Consolidated Statements of Operations for the three and nine months ended September 30, 2013 and 2012; a statistical summary for those periods; selected balance sheet data as of September 30, 2013 and Dec. 31, 2012; and a reconciliation of non-GAAP financial measures.

About Delta

Delta Air Lines serves more than 160 million customers each year. Delta was named by Fortune magazine as the most admired airline worldwide in its 2013 World’s Most Admired Companies airline industry list, topping the list for the second time in three years. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 312 destinations in 56 countries on six continents. Headquartered in Atlanta, Delta employs nearly 80,000 employees worldwide and operates a mainline fleet of more than 700 aircraft. The airline is a founding member of the SkyTeam global alliance and participates in the industry’s leading trans-Atlantic joint venture with Air France-KLM and Alitalia. Including its worldwide alliance partners, Delta offers customers more than 15,000 daily flights, with hubs in Amsterdam, Atlanta, Cincinnati, Detroit, Minneapolis-St. Paul, New York-LaGuardia, New York-JFK, Paris-Charles de Gaulle, Salt Lake City and Tokyo-Narita. Delta is investing more than $3 billion in airport facilities and global products, services and technology to enhance the customer experience in the air and on the ground. Additional information is available on delta.com, Twitter @Delta, Google.com/+Delta and Facebook.com/delta.

End Notes

(1)	Note A to the attached Consolidated Statements of Operations provides a reconciliation of non-GAAP financial measures used in this release and provides the reasons management uses those measures.

(2)	CASM - Ex: In addition to fuel expense, profit sharing and special items, Delta believes excluding ancillary business costs is helpful to investors because ancillary business costs are not related to the generation of a seat mile. These businesses include aircraft maintenance and staffing services Delta provides to third parties and Delta's vacation wholesale operations. The amounts excluded were $224 million and $214 million for the September 2013 and 2012 quarters, respectively. Management believes this methodology provides a more consistent and comparable reflection of Delta's airline operations.

(3)	Average fuel price per gallon: Delta's September 2013 quarter average fuel price of $2.97 per gallon reflects the consolidated cost per gallon for mainline and regional operations, including contract carrier operations, and includes the impact of fuel hedge contracts with original maturity dates in the September 2013 quarter. On a GAAP basis, fuel price includes $285 million in fuel hedge mark-to-market adjustments recorded in periods other than the settlement period. The net refinery profit for the quarter was $3 million. See Note A for a reconciliation of average fuel price per gallon to the comparable GAAP metric.

Forward-looking Statements

Statements in this press release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the availability of aircraft fuel; the impact of posting collateral in connection with our fuel hedge contracts; the impact of significant funding obligations with respect to defined benefit pension plans; the impact that our indebtedness may have on our financial and operating activities and our ability to incur additional debt; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub airports; our dependence on technology in our operations; disruptions or security breaches of our information technology infrastructure; the ability of our credit card processors to take significant holdbacks in certain circumstances; the possible effects of accidents involving our aircraft; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; failure or inability of insurance to cover a significant liability at the Trainer refinery; the impact of environmental regulation on the Trainer refinery, including costs related to renewable fuel standard regulations; our ability to retain management and key employees; our ability to use net operating losses to offset future taxable income; competitive conditions in the airline industry; the effects of extensive government regulation on our business; the effects of terrorist attacks; the effects of the rapid spread of contagious illnesses; and the costs associated with insurance.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2012 and our quarterly report on Form 10-Q for the quarterly period ended June 30, 2013.  Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of October 22, 2013, and which we have no current intention to update.

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DELTA AIR LINES, INC.

Consolidated Statements of Operations

Unaudited

	Three Months Ended Sept. 30,				Nine Months Ended Sept. 30,
(in millions, except per share data)	2013	2012	$ Change	% Change	2013	2012	$ Change	% Change
Operating Revenue:
Passenger:
Mainline	$7,566	$6,994	$572	8%	$20,222	$19,276	$946	5%
Regional carriers	1,688	1,679	9	1%	4,846	5,055	(209)	(4)%
Total passenger revenue	9,254	8,673	581	7%	25,068	24,331	737	3%
Cargo	229	244	(15)	(6)%	699	749	(50)	(7)%
Other	1,007	1,006	1	–%	2,930	2,988	(58)	(2)%
Total operating revenue	10,490	9,923	567	6%	28,697	28,068	629	2%

Operating Expense:
Aircraft fuel and related taxes	2,291	2,221	70	3%	7,175	7,759	(584)	(8)%
Salaries and related costs	1,976	1,850	126	7%	5,809	5,438	371	7%
Regional carrier expense(1)	1,459	1,447	12	1%	4,302	4,238	64	2%
Aircraft maintenance materials and outside repairs	474	493	(19)	(4)%	1,437	1,602	(165)	(10)%
Contracted services	429	402	27	7%	1,239	1,177	62	5%
Depreciation and amortization	418	392	26	7%	1,238	1,166	72	6%
Passenger commissions and other selling expenses	447	440	7	2%	1,212	1,213	(1)	–%
Landing fees and other rents	378	360	18	5%	1,060	1,012	48	5%
Passenger service	214	201	13	6%	575	559	16	3%
Profit sharing	249	174	75	43%	387	309	78	25%
Aircraft rent	47	65	(18)	(28)%	162	208	(46)	(22)%
Restructuring and other items	106	149	(43)	(29)%	242	330	(88)	(27)%
Other	439	421	18	4%	1,160	1,233	(73)	(6)%
Total operating expense	8,927	8,615	312	4%	25,998	26,244	(246)	(1)%

Operating Income	1,563	1,308	255	19%	2,699	1,824	875	48%

Other (Expense) Income:
Interest expense, net	(176)	(195)	19	(10)%	(526)	(623)	97	(16)%
Amortization of debt discount, net	(37)	(48)	11	(23)%	(120)	(148)	28	(19)%
Loss on extinguishment of debt	–	(12)	12	(100)%	–	(12)	12	(100)%
Miscellaneous, net	13	(1)	14	NM	(1)	(27)	26	(96)%
Total other expense, net	(200)	(256)	56	(22)%	(647)	(810)	163	(20)%

Income Before Income Taxes	1,363	1,052	311	30%	2,052	1,014	1,038	NM

Income Tax Benefit (Provision)	6	(5)	11	NM	9	(11)	20	NM

Net Income	$1,369	$1,047	$322	31%	$2,061	$1,003	$1,058	NM

Basic Earnings Per Share	$1.61	$1.24			$2.42	$1.19
Diluted Earnings Per Share	$1.59	$1.23			$2.40	$1.18

Basic Weighted Average Shares Outstanding	851	846			850	845

Diluted Weighted Average Shares Outstanding	861	850			858	849

(1)	Regional carrier expense includes $544 million and $540 million for the three months ended September 30, 2013 and 2012, respectively, and $1.6 billion for both the nine months ended September 30, 2013 and 2012, for aircraft fuel and related taxes.
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DELTA AIR LINES, INC.

Selected Balance Sheet Data

(in millions)	Sept. 30, 2013	Dec. 31, 2012
	(Unaudited)
Cash and cash equivalents	$3,018	$2,416
Short-term investments	959	958
Restricted cash, cash equivalents and short-term investments	213	375
Total assets	45,997	44,550
Total debt and capital leases, including current maturities	11,900	12,709
Total stockholders' equity (deficit)	137	(2,131)

DELTA AIR LINES, INC.

Statistical Summary

(Unaudited)

	Three Months Ended Sept. 30,				Nine Months Ended Sept. 30,
	2013	2012	Change		2013	2012	Change
Consolidated:
Revenue passenger miles (millions)	54,939	53,828	2%		148,798	147,699	1%
Available seat miles (millions)	63,893	62,283	3%		176,795	176,073	–%
Passenger mile yield (cents)	16.85	16.11	5%		16.85	16.47	2%
Passenger revenue per available seat mile (cents)	14.48	13.93	4%		14.18	13.82	3%
Operating cost per available seat mile (cents)	13.97	13.83	1%		14.71	14.91	(1)%
CASM-Ex - see Note A (cents)	8.64	8.55	1%		9.09	8.85	3%
Passenger load factor	86.0%	86.4%	(0.4)	pts	84.2%	83.9%	0.3	pts
Fuel gallons consumed (millions)	1,050	1,021	3%		2,906	2,875	1%
Average price per fuel gallon, adjusted - see Note A	$2.97	$3.14	(5)%		$3.07	$3.26	(6)%
Number of aircraft in fleet, end of period	900	725	175
Full-time equivalent employees, end of period	77,867	76,626	2%

Mainline:
Revenue passenger miles (millions)	49,120	47,756	3%		132,114	129,760	2%
Available seat miles (millions)	56,483	54,754	3%		155,225	153,441	1%
Operating cost per available seat mile (cents)	12.99	12.52	4%		13.72	13.80	(1)%
CASM-Ex - see Note A (cents)	7.96	7.81	2%		8.38	8.11	3%
Fuel gallons consumed (millions)	876	843	4%		2,402	2,348	2%
Average price per fuel gallon, adjusted - see Note A	$2.94	$3.11	(5)%		$3.06	$3.25	(6)%
Number of aircraft in fleet, end of period	724	725	(1)

Note: except for full-time equivalent employees and number of aircraft in fleet, consolidated data presented includes operations under Delta’s contract carrier arrangements.

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Note A: The following tables show reconciliations of non-GAAP financial measures. The reasons Delta uses these measures are described below.

Delta sometimes uses information ("non-GAAP financial measures") that is derived from the Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Under the U.S. Securities and Exchange Commission rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The tables below show reconciliations of non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures.

Forward Looking Projections. Delta is unable to reconcile certain forward-looking projections to GAAP as the nature or amount of special items cannot be estimated at this time.

Net Profit, excluding special items. Delta excludes special items from net income and other measures because management believes the exclusion of these items is helpful to investors to evaluate the company’s recurring core operational performance in the periods shown. Therefore, we adjust for these amounts to arrive at more meaningful financial measures. Special items excluded in the table below showing the reconciliation of net income are:

(a)	Mark-to-market adjustments for fuel hedges recorded in periods other than the settlement period ("MTM adjustments"). MTM adjustments are based on market prices at the end of the reporting period for contracts settling in future periods. Such market prices are not necessarily indicative of the actual future value of the underlying hedge in the contract settlement period. Therefore, excluding these adjustments allows investors to better understand and analyze the company’s core operational performance in the periods shown.

(b)	Restructuring and other items. Because of the variability in restructuring and other items, the exclusion of this item from this measure is helpful to investors to analyze the company’s recurring core operational performance in the period shown.

(c)	Loss on extinguishment of debt and other. Because of the variability in loss on extinguishment of debt and other, the exclusion of this item from this measure is helpful to investors to analyze the company’s recurring core operational performance in the period shown.

	Three Months Ended					Three Months Ended					Non-GAAP
	Sept. 30, 2013					Sept. 30, 2012					Change
(in millions, except per share data)	GAAP	(a)	(b)	(c)	Non- GAAP	GAAP	(a)	(b)	(c)	Non- GAAP	$
Consolidated Statement of Operations (Unaudited):
Net income	$1,369	(285)	106	22	$1,212	$1,047	(440)	149	12	$768	$444
Net income per diluted share	$1.59	(0.33)	0.12	0.03	$1.41

Fuel expense, adjusted and Average fuel price per gallon adjusted. The tables below show the components of fuel expense, including the impact of the refinery and hedging on fuel expense and average price per gallon. We then exclude MTM adjustments from total fuel expense and average price per gallon for same reason because, as described above, excluding these adjustments allows investors to better understand and analyze Delta’s costs for the periods reported.

Consolidated:

			Average Price Per Gallon
	Three Months Ended Sept. 30,		Three Months Ended Sept. 30,
(in millions, except per gallon data)(1)	2013	2012	2013	2012
Fuel purchase cost	$3,190	$3,175	$3.03	$3.11
Airline segment fuel hedge gains	(352)	(414)	(0.33)	(0.40)
Refinery segment impact	(3)	–	–	–
Total fuel expense	$2,835	$2,761	$2.70	$2.71
MTM adjustments	285	440	0.27	0.43
Total fuel expense, adjusted	$3,120	$3,201	$2.97	$3.14

(1)	Includes gain allocation of $36 million for the three months ended September 30, 2013 from the refinery segment to the airline segment, representing a portion of the refinery's inventory price risk.
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			Average Price Per Gallon
	Nine Months Ended Sept. 30,		Nine Months Ended Sept. 30,
(in millions, except per gallon data)(1)	2013	2012	2013	2012
Fuel purchase cost	$8,969	$9,240	$3.09	$3.21
Airline segment fuel hedge (gains) losses	(294)	106	(0.10)	0.04
Refinery segment impact	70	–	0.02	–
Total fuel expense	$8,745	$9,346	$3.01	$3.25
MTM adjustments	184	30	0.06	0.01
Total fuel expense, adjusted	$8,929	$9,376	$3.07	$3.26

(1)	Includes loss allocation of $8 million for the nine months ended September 30, 2013 from the refinery segment to the airline segment, representing a portion of the refinery's inventory price risk.

Mainline:

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2013	2012	2013	2012
Mainline average price per gallon	$2.61	$2.59	$2.98	$3.24
MTM adjustments	0.33	0.52	0.08	0.01
Mainline average price per gallon, adjusted	$2.94	$3.11	$3.06	$3.25

Cost per Available Seat Mile or Non-Fuel Unit Cost ("CASM-Ex"): We exclude the following items from consolidated and mainline CASM to evaluate the company’s core cost performance:

•	Aircraft fuel and related taxes. The volatility in fuel prices impacts the comparability of year-over-year non-fuel financial performance. The exclusion of aircraft fuel and related taxes from this measure (including our regional carriers under capacity purchase arrangements) allows investors to better understand and analyze our non-fuel costs and our year-over-year financial performance.

•	Ancillary businesses. Our ancillary businesses include aircraft maintenance and staffing services we provide to third parties and our vacation wholesale operations. Because these businesses are not related to the generation of a seat mile, we exclude the costs related to these businesses from this measure to provide a more meaningful comparison of costs of our airline operations to the rest of the airline industry.

•	Profit sharing. We exclude profit sharing because this exclusion allows investors to better understand and analyze our recurring cost performance and provides a more meaningful comparison of our core operating costs to the airline industry.

•	Restructuring and other items and MTM adjustments. We exclude restructuring and other items and MTM adjustments from CASM for the same reasons described above under the heading Net profit, excluding special items.

Consolidated CASM-Ex:	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2013	2012	2013	2012
CASM (cents)	13.97	13.83	14.71	14.91
Items excluded:
Aircraft fuel and related taxes	(4.88)	(5.13)	(5.04)	(5.32)
Ancillary businesses	(0.34)	(0.34)	(0.32)	(0.39)
Profit sharing	(0.39)	(0.28)	(0.22)	(0.18)
Restructuring and other items	(0.17)	(0.24)	(0.14)	(0.19)
MTM adjustments	0.45	0.71	0.10	0.02
CASM-Ex	8.64	8.55	9.09	8.85

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Mainline CASM-Ex:	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2013	2012	2013	2012
Mainline CASM (cents)	12.99	12.52	13.72	13.80
Items excluded:
Aircraft fuel and related taxes	(4.55)	(4.79)	(4.73)	(4.98)
Ancillary businesses	(0.35)	(0.34)	(0.33)	(0.40)
Profit sharing	(0.44)	(0.32)	(0.25)	(0.20)
Restructuring and other items	(0.19)	(0.06)	(0.15)	(0.13)
MTM adjustments	0.50	0.80	0.12	0.02
Mainline CASM-Ex	7.96	7.81	8.38	8.11

Adjusted Net Debt: Delta uses adjusted total debt, including aircraft rent, in addition to long-term adjusted debt and capital leases, to present estimated financial obligations. Delta reduces adjusted total debt by cash, cash equivalents, and short-term investments, resulting in adjusted net debt to present the amount of additional assets needed to satisfy the debt. Management believes this metric is helpful to investors in assessing the company's overall debt profile.

(in billions)	Sept. 30, 2013		Dec. 31, 2009
Debt and capital lease obligations	$11.9		$17.2
Plus: unamortized discount, net from purchase accounting and fresh start reporting	0.4		1.1
Adjusted debt and capital lease obligations		12.3		18.3
Plus: 7x last twelve months' aircraft rent		1.6		3.4
Adjusted total debt		13.9		21.7
Less: cash, cash equivalents and short-term investments		(4.0)		(4.7)
Adjusted net debt		$9.9		$17.0

Debt Maturities and Capital Leases (Net debt payments): Delta presents net debt payments because management believes this metric is helpful to investors to evaluate the company’s debt-related activities and cash flows.

Three Months Ended
(in millions)	Sept. 30, 2013
Payments on long-term debt and capital leases	$347
Adjustment:
SkyMiles used pursuant to advance purchase under AMEX agreement	83
Net debt payments	$430

Free Cash Flow: Delta presents free cash flow because management believes this metric is helpful to investors to evaluate the company’s ability to generate cash that is available for use for debt service or general corporate initiatives.

	Three Months Ended	Nine Months Ended
(in millions)	Sept. 30, 2013	Sept. 30, 2013
Net cash provided by operating activities	$1,161	$3,373
Net cash used in investing activities	(617)	(1,808)
Adjustment:
SkyMiles used pursuant to advance purchase under AMEX agreement	83	250
Total free cash flow	$627	$1,815

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